Exhibit 99.1

Marrone Bio Innovations, Inc. Shareholders Approve Merger Agreement with Bioceres Crop Solutions Corp.

RALEIGH, N.C. – July 11, 2022 – Marrone Bio Innovations, Inc. (NASDAQ: MBII) (MBI) announced that during a special shareholder meeting held on July 8, 2022, its shareholders approved a proposal to adopt the previously announced Agreement and Plan of Merger (Merger Agreement), dated as of March 16, 2022, by and among Bioceres Crop Solutions Corp. (BIOX), BCS Merger Sub, Inc., and MBI, pursuant to which MBI will be acquired by BIOX. At the special meeting, MBI’s stockholders approved the adoption of the Merger Agreement and approved on a non-binding advisory basis certain executive compensation that may be paid or become payable in connection with the merger contemplated by the Merger Agreement. The final voting results for each proposal voted on at the special meeting will be set forth in a Form 8-K filed by MBI with the U.S. Securities and Exchange Commission.

The conditions to the merger requiring stockholder approval and regulatory approval have been satisfied. The parties intend to close the transaction on July 12, 2022.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. The portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. End markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture. For more information, visit here.

About Bioceres Crop Solutions Corp.

Bioceres Crop Solutions Corp. (NASDAQ: BIOX) is a fully integrated provider of crop productivity technologies designed to enable the transition of agriculture towards carbon neutrality. To do this, Bioceres’ solutions create economic incentives for farmers and other stakeholders to adopt environmentally friendlier production practices. The Company has a unique biotech platform with high-impact, patented technologies for seeds and microbial ag-inputs, as well as next generation crop nutrition and protection solutions. Through its HB4® program, the Company is bringing digital solutions to support growers’ decisions and provide end-to-end traceability for production outputs. For more information, visit here.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, concerning MBI and the proposed transaction between Bioceres and MBI. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “seek,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the expected timing of completion of acquisition of MBI. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the occurrence of events that may give rise to a right of one or both of the parties to terminate the business combination agreement and other risks and uncertainties detailed in in MBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendments on Form 10-K/A as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.marronebio.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results and the timing of events to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. MBI assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events, changes in its expectations, other circumstances that exist after the date as of which the forward-looking statements were made or otherwise), except as required by applicable law.

Marrone Bio Innovations Contact:

Telephone: 530-750-2800

info@marronebio.com